EXHIBIT 5.3

                            January 21, 2004



Board of Directors
Esesis, Inc.
7345 E. Peakview Ave.
Centennial, CO 80111

     RE:  ESESIS, INC.
          FORM SB-2 REGISTRATION STATEMENT AND RELATED PROSPECTUS

Dear Sirs/Madam:

     We have acted as counsel to Esesis, Inc. ("Registrant"), a Colorado corporation, in connection with the preparation of the above-referenced SB-2 Registration Statement and related Prospectus ("Registration Statement"), relating to the registration of up to 500,000 shares of common stock, $.0001 par value per share. We have examined the Certificate of Incorporation and amendments thereto and By-laws of the Registrant, and such other documents as we have deemed relevant and material. Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant, it is the opinion of this office that:

     1. The Registrant has been duly organized and is validly existing and in good standing in the State of Colorado, the jurisdiction of its incorporation.

     2. The aforementioned securities to be registered pursuant to the Registration Statement have been duly and validly authorized by the requisite corporate action in accordance with the general requirements of corporation law.

     3. When, as and if the aforementioned securities are delivered against payment in accordance with the Registration Statement, and related Prospectus, such securities will be validly authorized and issued, fully paid and nonassessable in accordance with the general requirements of Colorado corporation law, including the rules and regulations underlying those requirements and the applicable judicial and regulatory determinations.

     We hereby consent to the use of the opinion of this office as
Exhibit 5.3 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement, as amended, and related Prospectus.

                                   Very truly yours,

                                   BERENBAUM, WEINSHIENK & EASON, P.C.